QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.9

        FOSTER WHEELER LTD.
Offer to Exchange up to 33,726,000 Common Shares and 318,570 Series B Convertible Preferred Shares
(Liquidation preference $0.01 per preferred share)
for
Any and All Outstanding 6.50% Convertible Subordinated Notes due 2007
Issued by Foster Wheeler Ltd. and Guaranteed by Foster Wheeler LLC

and Solicitation of Consents to Proposed Amendments to

the Indenture Relating to the 6.50% Convertible Subordinated Notes due 2007

Pursuant to the Prospectus Dated July     , 2004

THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON      , 2004, WHICH WE REFER TO AS THE EXPIRATION DATE, UNLESS EXTENDED BY US. YOU MAY REVOKE YOUR TENDER AND YOUR CONSENT AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

July     , 2004

To Our Clients:

        Enclosed for your consideration are the Prospectus, dated July     , 2004, and the related Letter of Transmittal and Consent (the "Letter of Transmittal and Consent") in connection with the offer by Foster Wheeler Ltd. (the "Company"), to exchange (the "Exchange Offer") up to 33,726,000 of its Common Shares (the "Common Shares") and 318,570 Series B Convertible Preferred Shares (liquidation preference $0.01 per preferred share) ("the Preferred Shares") for any and all 6.50% Convertible Subordinated Notes due 2007 (the "Convertible Notes"), plus accrued and unpaid interest and the related consent solicitation (the "Consent Solicitation") subject, in each case, to the procedures and limitations described in the Prospectus dated July     , 2004 and related Letter of Transmittal and Consent. This material relating to the Exchange Offer and Consent Solicitation is being forwarded to you as the beneficial owner of Convertible Notes carried by us for your account or benefit but not registered in your name. A tender of such Convertible Notes and delivery of a consent to the Proposed Amendments (described below) can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal and Consent is furnished to you for your information only and cannot be used by you to tender Convertible Notes held by us for your account or deliver a consent to the Proposed Amendments.

        Foster Wheeler Ltd. is soliciting the consent from holders of the Convertible Notes to the adoption of certain proposed amendments to the terms of the indenture governing the Convertible Notes issued by Foster Wheeler Ltd. and guaranteed by Foster Wheeler LLC. See "The Proposed Amendments" in the Prospectus for a description of the proposed amendments to the indenture and guarantee agreement. The completion, execution and delivery of the enclosed Letter of Transmittal and Consent by a holder of Convertible Notes in connection with the tender of Convertible Notes will be deemed to constitute the consent of such holder of Convertible Notes to the proposed amendments with respect to the Convertible Notes so tendered. Holders may not deliver consent without tendering their Convertible Notes in the Exchange Offer.

        We request instructions as to whether you wish us to tender any or all of the Convertible Notes held by us for your account, upon the terms and subject to the conditions set forth in the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal and Consent

        If you wish to have us tender any or all of your Convertible Notes and thereby deliver your consent to the Proposed Amendments, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Convertible Notes, all such Convertible Notes will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in sufficient time to permit us to submit a tender on your behalf prior to the expiration of the Exchange Offer.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO EXCHANGE

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer and the Consent Solicitation.

        This will instruct you to tender the number of Convertible Notes indicated below (or if no number is indicated below, all Convertible Notes) that are held by you for the account of the undersigned and to deliver consent to the Proposed Amendments.

        Aggregate Principal Amount of Convertible Notes to be Tendered*:

                      Date:                         , 2004

Signature(s)
Print Name(s)
Print Address(es)
Area Code and Telephone Number
Tax ID or Social Security Number
*
Unless otherwise indicated, it will be assumed that all Convertible Notes held by us for your account are to be tendered.

         If the undersigned instructs you to tender the Convertible Notes held by you for the account of the undersigned, it is understood that you are authorized:

          (a)   to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that:

            (i)    the undersigned's principal residence is in the state of (fill in state)            ,

            (ii)   the undersigned has full power and authority to tender, exchange, assign and transfer the Convertible Notes tendered, and Foster Wheeler Ltd. will acquire good and unencumbered title to the Convertible Notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale arrangements or other obligations relating to their sale or transfer, and are not subject to any adverse claim when the Convertible Notes are accepted by Foster Wheeler Ltd.

          (b)   to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

          (c)   to take any other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Convertible Notes.

PLEASE RETURN THIS FORM TO THE BROKERAGE
FIRM MAINTAINING YOUR ACCOUNT

QuickLinks

INSTRUCTIONS WITH RESPECT TO THE OFFER TO EXCHANGE